CONTRACT OF SALE

THIS CONTRACT OF SALE (hereafter, this **"Contract"**) is made as of FEBRUARY 7, 2025 by and between 15 JOYS LANE, LLC, a New York limited liability company with a principal place of business at 15 Joys Lane, Kingston, NY 12401 (**"Seller"**) and THE COUNTY OF ULSTER, with a principal place of business at 244 Fair Street, Kingston, New York (**"Buyer"**).

RECITALS

WHEREAS, Seller has agreed to sell to Buyer, and Buyer desires to purchase from Seller, the Property (as defined below) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Contract agree as follows:

ARTICLE 1—DEFINITIONS

As used in this Contract, the following terms shall have the meanings set forth below as definitions.

Section 1.1. Closing Date. The term **"Closing Date"** means on or about the date that is approximately ninety (90) days from the date of Closing Approval (as defined in Section 3.1 below).

Section 1.2. Effective Date. The term "Effective Date" means the date on which Seller (or its counsel) delivers to Buyer (or its counsel), by electronic mail or otherwise, a fully-executed counterpart of this Contract.

Section 1.3. Feasibility Period. The term **"Feasibility Period"** means the period commencing on the date Seller signed the Letter of Intent to Purchase with respect to the Property, which was signed on August 9, 2024, and expiring at 5:00 p.m. Eastern time, on January 15, 2025.

Section 1.4. Improvements. The term **"Improvements"** means, collectively, those buildings, fixtures and improvements situated on the Land (as defined below) commonly known as 9 and 15 Joys Lane, Kingston, New York.

Section 1.5. Land. The term **"Land"** means the two parcels of real property located in the City of Kingston, County of Ulster, State of New York, also known as: (i) Section 48.329 Block 2, Lot 13 (9 Joys Lane); and (ii) Section 48.329, Block 2, Lot 9.100 (15 Joys Lane) on the Ulster County Land and Tax Map, as more particularly described in Exhibit "A" attached hereto and made a part hereof.

Section 1.6. Intentionally Omitted.

Section 1.7. Personalty. The term **"Personalty"** means all of the right, title and interest of Seller in all personal property owned by Seller as of the date hereof and used in connection with and located on the Land and Improvements, including but not limited to, all plumbing, heating, cooling and electrical equipment and fixtures, appliances, and the like affixed or attached to, incorporated in, placed upon, and used in connection with the utilization, enjoyment, or occupation of the Improvements, and including the security cameras, generator and Lieber unit at 15 Joys and furniture owned by Seller at 9 Joys and 15 Joys (except as may be set forth as excluded on Exhibit "B" defined below), but excluding the following: all art work, IT equipment and all of Seller's trade fixtures, fittings, decorative accessories, non-mechanical related equipment and the like, and further excluding the items listed on Exhibit "B" attached hereto and made a part hereof.

Section 1.8. Property. The term **"Property"** means, collectively, the Land, the Improvements, the Personalty, and all appurtenances, rights and incidents or ownership relating thereto.

ARTICLE 2—TERMS OF THE SALE

Section 2.1. Agreement to Buy and Sell. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, the Property, upon the terms and conditions set forth herein.

Section 2.2. Closing. On the Closing Date, subject to the terms and conditions set forth in this Contract, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, the Property (the **"Closing"**).

Section 2.3. Purchase Price. The price to be paid by Buyer to Seller for the Property (the **"Purchase Price"**) is Three Million Six Hundred Thousand Dollars ($3,600,000.00). The Purchase Price shall be paid as follows:

(a) One Hundred Eighty Thousand Dollars ($180,000.00) as the earnest money contract deposit (the **"Contract Deposit"**) to be delivered to Escrow Agent (as defined in Section 2.4 below) contemporaneously with the execution and delivery of this Contract by Buyer as set forth in Section 2.4; and

(b) with the balance due, Three Million Four Hundred Twenty Thousand Dollars, ($3,420,000.00) at Closing, as the same may be adjusted pursuant to Article 6.

Section 2.4. Deposit. (a) Buyer shall deliver the Contract Deposit to Seller's attorney, Bond, Schoeneck & King, PLLC as **"Escrow Agent"** contemporaneously with the execution and delivery of this Contract by Buyer. The Contract Deposit shall be paid to the order of Bond, Schoeneck & King as escrow agent and made by a bank check .

(b) If Buyer shall fail to deliver the Contract Deposit in accordance with the preceding sentence or if Escrow Agent shall be unable immediately to collect on such Contract Deposit, such failure or inability shall constitute a default by Buyer, and this Contract shall terminate and neither party shall have any liability to the other, other than as set forth in Sections 3.2(b) and 10.3 hereof.

(c) The Contract Deposit is to be held in escrow by Escrow Agent in an IOLA (non-interest bearing) account at Bank United, Melville, New York until the Closing or sooner termination of

this Contract and shall pay over or apply such proceeds in accordance with the terms of this Section. At the Closing, the Contract Deposit shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within fifteen (15) days after the giving of such notice, Escrow Agent may make payment to the party making such demand. If the Escrow Agent does receive such written objection within such fifteen (15) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment of a court. However, Escrow Agent shall have the right at any time to deposit the Contract Deposit and interest thereon, if any, with the Clerk of the Ulster County Supreme Court. Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

The parties hereto acknowledge that, although Escrow Agent is holding the Contract Deposit for Seller's account, for all other purposes Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties hereto, and that Escrow Agent shall not be liable to either of the parties for any action taken by Escrow Agent, unless taken in bad faith, in willful disregard of this Contract or with gross negligence. Seller and Buyer shall jointly and severally indemnify, defend and hold harmless Escrow Agent from and against any and all losses, liabilities, costs, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions taken by Escrow Agent in bad faith, in willful disregard of this Contract or with gross negligence on the part of Escrow Agent.

(d) Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

(e) Escrow Agent or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Contract Deposit or any other dispute between the parties whether or not Escrow Agent is in possession of the Contract Deposit and continues to act as Escrow Agent.

(f) Upon termination of the escrow, whether by Closing hereunder, termination upon default or otherwise, any interest earned on the Contract Deposit shall be paid to the party entitled to receive the Contract Deposit. Interest paid to Seller shall not be a Buyer's credit at Closing.

Section 2.5. Time and Manner of Closing. The Closing shall take place by escrow on the Closing Date, with the Title Company (as defined in Section 5.2 below) as the settlement agent.

Section 2.6. Seller's Closing Costs. Seller shall pay (a) the New York State transfer tax as and if applicable [Buyer is exempt so no transfer tax is due], (b) the cost of recording any lien

satisfactions to be delivered by Seller pursuant to the terms hereof, (c) its own counsel's legal fees and (iv) one-half of any escrow fee due to the Title Company for its settlement services.

Section 2.7. Buyer's Closing Costs. Buyer shall pay (i) the cost of recording the deeds, (ii) the costs of the Title Commitment (defined below), Survey (defined below), Buyer's title insurance policy, including without limitation any endorsements thereto, search fees, service charges, and escrows, (iii) Buyer's attorneys' fees and (iv) one-half of any escrow fee due to the Title Company for its settlement services.

ARTICLE 3—LEGISLATURE APPROVAL & FEASIBILITY PERIOD

Section 3.1. Legislature Approval. Prior to Buyer's execution of this Contract, the Ulster County Legislature (the "Legislature") has voted to approve the Contract Deposit and Buyer's execution of this Contract (the "Closing Approval"). The Closing Approval was granted on November 17, 2024.

Section 3.2 Feasibility Period. (a) Seller hereby grants to Buyer and Buyer's agents the right to enter upon the Property during the Feasibility Period to make a physical inspection of the Property and to perform such examinations, studies, tests, appraisals and reviews as Buyer deems reasonably necessary and appropriate. Buyer shall not interfere with the normal operation, use, occupancy, management or maintenance of the Property.

(b) Prior to Buyer or its agents entering onto the Property to conduct any investigation of the Property including an environmental study, Buyer shall (i) provide reasonable notice to Seller and (ii) shall, and does hereby, indemnify Seller for any damage to the Property it may cause in conducting such studies and shall promptly repair any such damage at Buyer's expense. In no event shall Buyer be permitted to (x) unreasonably disrupt or disturb the on-going operation of the Property, or (y) conduct any physical testing, drilling, boring, sampling or removal of, on or through the surface of the Property (or any part thereof), including, without limitation, any ground borings or invasive testing of the Property without Seller's prior written consent, which consent may be given or withheld in Seller's sole and absolute discretion. Before performing any inspection, Buyer shall provide Seller with evidence that Seller has been named as additional insureds on Buyer's commercial general liability insurance policy with a single limit not lower than $1,000,000.00 for wrongful death or injury to any person or persons and not lower than $1,000,000.00 for property damage, with a combined single limit of not less than $3,000,000.00, with respect to the inspection activities at the Property. Notwithstanding anything to the contrary contained herein, Buyer shall indemnify, defend and hold harmless Seller from and against any and all loss, costs, liability, damage and expenses, including, but not limited to, penalties, fines, court costs, disbursements and reasonable attorney's fees incurred in connection with or arising from injuries to persons or damage to property caused by Buyer, its agents, employees, representatives or independent contractors with respect to such right of access. The indemnity provisions of this Section 3.2(b) shall be binding upon Buyer regardless of whether or not the transactions contemplated hereby are consummated and shall survive the termination of this Contract or the Closing, as applicable.

(c) In the event that any advance determination with respect to any such examinations, studies, tests, appraisals, reviews and/or inspections causes Buyer, in its sole and absolute discretion, to believe that it is not prudent to proceed to Closing, then Buyer may, at any time during the Feasibility Period, terminate this Contract by giving written notice (as set forth in Section 10.2 below) of such termination to Seller, whereupon the parties hereto shall be released from any and all liability and obligation hereunder, except as expressly provided in this Section 3.2 and in Section 10.3 hereof, and the Deposit shall be returned to Buyer.

(d) In the event Buyer does not terminate this Contract on or prior to the last day of the Feasibility Period as provided in this Section 3.2, as to which date **TIME IS OF THE ESSENCE**, Buyer shall no longer have the right to terminate this Contract (except as specified elsewhere in this Contract).

(e) Upon termination of this Contract, neither party shall have liability to the other, except that (i) Buyer's indemnification and restoration obligations set forth in this Section 3.2 and in Section 10.3 hereof shall survive as set forth in such provisions, (ii) Buyer shall be obligated to deliver to Seller any reports that were performed by or on behalf of Buyer with respect to the Property, and (iii) Buyer shall return all copies of all confidential information furnished to Buyer or Buyer's agents by Seller.

ARTICLE 4—COVENANTS AND REPRESENTATIONS

Section 4.1. Seller's Representations. Seller hereby represents and warrants to Buyer as follows:

(a) Seller is not a "foreign person" within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(b) Seller is a limited liability company validly existing and duly organized under the laws of the State of New York and has full power and authority to conduct its business as presently conducted. Neither the entering into of this Contract nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Seller of the operating agreement of Seller, as amended, any judgment, writ, order, injunction or decree issued against it or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority. No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Contract and compliance with the provisions hereof and the consummation of the transaction contemplated hereby.

(c) This Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller and, upon the assumption that this Contract constitutes a legal, valid and binding obligation of Buyer, this Contract constitutes a legal, valid and binding obligation of Seller.

Section 4.2. Buyer's Representations. This Contract and the consummation of the transactions contemplated hereby have been (or, as applicable, will be by Closing) duly authorized by all necessary action on the part of the Legislature, and, upon the assumption that this Contract constitutes a legal, valid and binding obligation of Seller, this Contract constitutes a legal, valid and binding obligation of Buyer.

Section 4.3. Possession. Possession of the Property shall be given to Buyer at the Closing.

Section 4.4. No Other Representations or Warranties. As further set forth in Article 11, Buyer represents, warrants and agrees that (i) neither Seller nor any of the employees, agents or attorneys of Seller have made any verbal or written representations, warranties, promises or guaranties whatsoever to Buyer, whether express or implied, and, in particular, that no such representations, warranties, promises or guaranties have been made with respect to the physical condition or operation of Property, the actual or projected revenue and expenses of the Property, the zoning and other laws, regulations and rules applicable to the Property or the compliance of the Property therewith, the quantity, quality or condition of the articles of personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Property or any part thereof or any other matter or thing affecting or related to the Property or the transactions contemplated hereby, except as, and solely to the extent, herein specifically set forth, and (ii) Buyer has not relied upon any representations, warranties, promises or guaranties or upon any statements made in any informational brochure with respect to the Property and has entered into this Contract after having made and relied solely on its own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances affecting and relating to this transaction.

(b) As further set forth in Article 11, Buyer agrees to accept the Property "AS IS, WHERE IS" in its present condition, subject to reasonable use, wear, tear and natural deterioration of the Property between the date hereof and the Closing Date, and Buyer further agrees that Seller shall not be liable for any latent or patent defects in the Property.

Section 4.5. Non-Survival of Representations and Warranties. Except as expressly provided under the terms of this Contract, no representations, warranties and agreements of the parties hereunder shall survive the Closing.

ARTICLE 5—MATTERS OF TITLE

Section 5.1. Fee Simple. Seller agrees to convey to Buyer good and valid insurable fee title, by bargain and sale deeds without covenants against grantor's acts (the **"Deeds"**) in proper statutory form for recording. Buyer shall accept title to the Property subject to the matters set forth on Exhibit "C" (collectively, **"Permitted Encumbrances"**).

Section 5.2. Title Commitment; Survey; Objections. Upon execution of this Contract, Buyer shall order a title commitment (**"Title Commitment"**) from any reputable title company licensed to do business in the State of New York (the "Title Company") and a survey from a surveyor of its choice (**"Survey"**), each with respect to the Property, which Title Commitment and Survey will

both be delivered simultaneously to Buyer's and Seller's attorneys. No later than the date that is ten (10) days following Seller's receipt of the Title Commitment, Buyer shall notify Seller in writing of any and all objections (specifically excluding any Permitted Encumbrances set forth in Section 5.1 above) that Buyer may have to anything contained in the Title Commitment or on the Survey shall be deemed an objection to the title (collectively, the "**Title Objections**"). Any matter of title or survey which is not included in a timely-delivered notice of Title Objections shall automatically be deemed to be a Permitted Encumbrance. If there are Title Objections by Buyer, Seller shall have the option, at its sole discretion, to satisfy them prior to the scheduled Closing Date. If Seller elects to attempt to satisfy the Title Objections, Seller shall so notify Buyer within ten (10) days after receipt of such Title Objections and shall use commercially reasonable efforts to attempt to cure such Title Objections prior to Closing, and the scheduled Closing Date may be extended for no more than sixty (60) days, at Seller's option, in order to attempt to cure such Title Objections. If Seller elects, within such ten (10) day period, not to satisfy such Title Objections, then Seller shall so notify Buyer and, in such event, Buyer shall thereupon have a period of ten (10) days after receipt of Seller's notice that Seller elects not to cure such Title Objections to either (a) waive the Title Objections and accept such title as Seller is able to convey, without abatement or reduction of the Purchase Price or any credit or allowance on account thereof (except as may otherwise be expressly set forth herein), and by such waiver of the Title Objections, Buyer shall be deemed to have waived any and all claims and/or causes of action against Seller for damages or any other remedies for any and all defects in and/or exceptions to title to the Property, or (b) terminate this Contract by giving notice to Seller on or before the end of such ten (10) day period, in which event the Contract Deposit shall be returned to Buyer and the parties hereto shall be released from further liability hereunder except as expressly otherwise provided herein. In no event shall Seller have any obligation to commence litigation or to expend money to cure or remove any Title Objections. Buyer's failure to exercise the right to terminate within the ten (10) day period shall constitute a waiver of Buyer's right to terminate with respect to such title matters.

Section 5.3 Mortgages, Liens, etc. The existence of mortgages, liens and encumbrances shall not be Title Objections provided that properly executed and effective instruments in recordable form necessary to fully satisfy, discharge or remove the same (as the case may be) are delivered to the Buyer at the Closing, together with applicable recording and/or filing fees, and provided that the Title Company shall omit any such mortgage, lien or encumbrance from its title insurance policy. Such mortgages, liens and encumbrance may be paid by Seller from the Purchase Price. Buyer agrees to provide at the Closing separate funds as requested, aggregating not more than the balance of the Purchase Price (as adjusted, pursuant to the provisions of Article 6 below), to facilitate the satisfaction of any such mortgages, liens and encumbrances. Notwithstanding anything contained herein to the contrary, Seller shall be required to remove any Title Objections which are mortgages placed on the Property by Seller and any monetary lien caused by Seller's actions or inactions.

Section 5.4 Title Continuation. If, after delivery of the Title Commitment to Seller, but prior to the scheduled Closing Date, a new Title Objection is disclosed by an updated endorsement to the Title Commitment, the same rights and obligations of both parties as set forth above shall be applicable but Buyer shall notify Seller of any objections within five (5) days of Buyer's receipt of such update.

ARTICLE 6—ADJUSTMENTS

Section 6.1. Income and Expense. (a) All items of expense, including but not limited to real estate taxes, water and sewer taxes, charges, and rents (hereinafter, **"Property Charges"**), fuel oil charges and other charges in connection with the Property (hereinafter, collectively, **"Expenses"**) shall be adjusted and apportioned between the parties hereto as of 11:59 p.m. of the day immediately preceding the Closing Date, and the net amount thereof shall be added to or deducted from, as the case may be, the amount of the Purchase Price paid at Closing.

(b) Readings of the water, gas and electric meters located on the Property, if any, (other than meters measuring the computation of utilities which are the direct responsibility of any Tenant) shall be furnished to a date not more than thirty (30) days prior to the Closing Date and the unfixed Expenses, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing Date, then, at the Closing, any Expenses which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available.

(c) The amount of any unpaid real property taxes and assessments, and Expenses which Seller is obligated to pay and discharge may, at the option of Seller, be allowed to Buyer by credit to the Purchase Price, provided that official bills therefor, indicating the interest and penalties, if any, thereon, are furnished by Seller at the Closing and provided that the Title Company is willing to insure Buyer free and clear of such item.

(d) In the event the apportionments hereinabove provided which are to be made at the Closing result in a credit balance (i) to Buyer, such sum shall be paid at the Closing, by giving Buyer a credit against the balance of the Purchase Price in the amount of such credit balance or (ii) to Seller, such sum shall be paid at the Closing by adjusting upward the balance of the Purchase Price in the amount of such credit balance.

The provisions of this Article 6 shall survive Closing.

ARTICLE 7—INTENTIONALLY OMITTED

ARTICLE 8—DAMAGE: CONDEMNATION

Section 8.1. Damage. If, after the date hereof, any material portion of the Property is destroyed or damaged as a result of fire or other casualty (meaning a casualty the cost of which to repair exceeds $100,000.00), and such repair shall not have been completed prior to Closing, Seller or Buyer shall have the right to terminate this Contract by delivery of written notice to the other party within twenty (20) days of such casualty, in which event the Escrow Agent shall return the Contract Deposit to Buyer and, subject to Sections 3.2 and 10.3 hereof, all rights, obligations and liabilities

of the parties hereto shall thereupon terminate. If Buyer does not have a right to terminate this Contract or, having a right to terminate this Contract, elects not to terminate this Contract, the Purchase Price shall not be reduced, but at Closing, Seller shall pay over or assign to Buyer all insurance proceeds recovered by Seller and not theretofore used to repair or restore the Property, less any expenses incurred by Seller in seeking recovery of such insurance proceeds.

Section 8.2. Condemnation. If, after the date hereof, condemnation proceedings are commenced against the Property, then the Escrow shall automatically terminate, in which event the Escrow Agent shall return the Contract Deposit to Buyer and, subject to Section 3.2 and 10.3 hereof, all rights, obligations and liabilities of the parties hereto shall thereupon terminate.

ARTICLE 9—CLOSING

Section 9.1. Seller's Closing Deliveries and Obligations. (a) On the Closing Date, Seller shall deliver the following to Buyer:

(i) Deed. The Deeds duly executed and acknowledged, which convey the Property to Buyer, subject only to the Permitted Encumbrances, together with forms TP-584 and RP-5217 duly completed and executed by Seller.

(ii) Bill of Sale. A Bill of Sale in the form annexed hereto as Exhibit "D" conveying the Personalty to Buyer, free and clear of all liens or other claims.

(iii) FIRPTA Affidavit. An affidavit by Seller stating that Seller is not a "foreign person" within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, in the form annexed hereto as Exhibit "E".

(b) In addition, Buyer's obligation to pay the Purchase Price, to purchase the Property and otherwise consummate the transaction contemplated hereby, shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

(i) All representations and warranties of Seller contained in this Contract shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (unless a representation is expressly stated herein to be as of the date hereof).

(ii) Buyer shall have received the items described in Section 9.1(a) hereof.

(iii) The Title Company shall be willing to insure Buyer's title to the Land and the Improvements and other real property to be conveyed hereby in accordance with Article 5 hereof.

Section 9.2. Buyer's Closing Deliveries and Obligations. Seller's obligation to close shall be conditioned upon the following:

(a) On the Closing Date, Buyer shall deliver to Seller:

(i) Transfer Documents. Signed counterparts of the documents described in Section 9.1(a) (i) and (iii).

(ii) Purchase Price. The balance of the Purchase Price and any other amounts due hereunder to Seller.

(b) All representations and warranties of Buyer contained in this Contract shall have been true in all material respects when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date.

Section 9.3. Conditions to Closing. Buyer's obligation to purchase the Property is subject to and conditioned upon the delivery of the residential portion of the Property, located at 9 Joys Lane, Kingston, New York, in broom clean condition (subject to the furniture remaining as set forth in Section 1.7 above), vacant and free of leases or tenancies, together with keys to the entire Property.

ARTICLE 10—MISCELLANEOUS PROVISIONS

Section 10.1. Default. (a) In the event Buyer were to default under this Contract, the parties hereto agree that the damages that Seller would sustain as a result thereof would be substantial but difficult to ascertain. The parties hereto therefore agree that in the event Buyer fails to perform all of the terms, covenants, conditions and agreements to be performed by it hereunder whether at or prior to the Closing, Seller shall give Buyer written notice of same and ten (10) days to cure such default. If Buyer fails to cure such default to the satisfaction of Seller, Seller may terminate this Contract by written notice to Buyer and retain the Deposit as and for its sole remedy hereunder, as Seller's liquidated damages, and Seller shall have no further liability or obligation to Buyer hereunder, except for such liabilities or obligations which are specifically stated to survive the termination of this Contract, including, without limitation Section 3.2 and 10.3 hereof.

(b) In the event that (i) Seller fails to perform all of the terms, covenants, conditions and agreements to be performed by it hereunder whether at or prior to the Closing, after notice with right to cure; or (ii) on the Closing Date title to the Property shall not be in accordance with this Contract, then Buyer may elect either (A) to waive any such performance or condition to title that causes title not to be in accordance herewith, (B) to terminate this Contract, or (C) if and to the extent permitted under clause (3) below, to bring an action for specific performance, in accordance with the following:

(1) If Buyer makes the election set forth in clause (A) above, Buyer shall perform all of Buyer's obligations hereunder and the Closing shall occur otherwise in accordance with the terms of this Contract with no abatement of the Purchase Price and no liability on the part of Seller.

(2) If Buyer makes the election to terminate this Contract, the sole liability of Seller shall be to instruct the Escrow Agent to return the Contract Deposit, and upon such return, this Contract shall be deemed terminated and Seller and Buyer thereafter shall not have any further liability or obligation to each other hereunder, except for such liabilities or obligations as are specifically stated to survive the termination of this Contract.

(3) Buyer's right to bring an action for specific performance shall be limited solely to actions seeking to obtain specific performance by Seller only of an action or obligation which this Contract expressly requires Seller to affirmatively perform or take and does not require the actions or approval of any person other than Seller unless such other person has taken the action or given the approval in question. As a condition precedent to Buyer's right under this Section 10.1(b)(3) to commence an action for specific performance and to obtain specific performance by Seller with respect to any such action or obligation described in the preceding sentence, Buyer shall fully perform all of its obligations under this Contract and pay all amounts due hereunder.

Buyer shall make its election of remedies under this Section 10.1(b) within thirty (30) days after a request made by Seller on or after the Closing Date, provided that any action for specific performance shall be commenced within sixty (60) days after such Seller default; it being understood and agreed that if Buyer fails to commence an action for specific performance within sixty (60) days after such default, then this Contract shall automatically terminate, effective as of the day immediately following such sixty (60) period, and thereupon the Escrow Agent shall return the Contract Deposit to Buyer, but Seller shall have no obligation to reimburse Buyer for any expenses incurred by Buyer in connection with the transactions contemplated hereby, and the parties hereto shall be released of all obligations and liabilities of whatsoever nature in connection with this Contract except those that expressly survive termination of this Contract.

Section 10.2. Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal delivery (including, without limitation, same day courier or messenger services); (b) nationally recognized overnight courier (such as UPS or Federal Express) marked for delivery the next Business Day, or (c) electronic mail, with a hard copy delivered simultaneously via overnight delivery by a nationally recognized overnight courier. Notice by a party's counsel shall be deemed to be notice by such party. All notices to Seller and Buyer shall be sent to the address set forth below. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent (w) pursuant to subsection (a) shall be deemed received upon such personal delivery, (x) pursuant to subsection (b) shall be deemed received the next Business Day following deposit with such overnight courier and (y) pursuant to subsection (c) shall be deemed received upon confirmation of delivery of the electronic correspondence.

If to Buyer: Ulster County Attorney's Office
244 Fair Street
Kingston, New York 12401
Attention: County Attorney
Email: lich@co.ulster.ny.us

:

If to Seller: 15 Joys Lane LLC
15 Joys Lane
Kingston, NY 12401
Attention: Thomas G. Seccia, Jr., Esq.

Email: tseccia@kingstoneic.com

With a copy to: Bond Schoeneck & King PLLC
225 Old Country Road
Melville, New York 11747
Attention: Marcia L. Finkelstein, Esq.
Email: mfinkelstein@bsk.com

This provision shall survive Closing and shall apply to post-Closing notices.

Section 10.3. Agents and Brokers. Both Seller and Buyer hereby represent and warrant that, other than Vetere Real Estate and SVN/Deegan-Collins Commercial Realty (collectively, the "**Broker**"), they have not (i) dealt with any agent, finder or broker in connection with the Property or this Contract, or (ii) made any agreement to pay any agent, finder, broker or any other person or entity any fee or commission in the nature of a broker's fee arising out of or in connection with this Agreement. Seller has entered into a written agreement with Broker and Seller shall be responsible for paying the brokerage fee payable to Broker. Buyer hereby agrees that, in the event any claim is made for commissions by any broker, agent, finder or any other person or entity (other than Broker), arising by, through or on account of any act of Buyer or Buyer's representatives, Buyer shall indemnify and hold Seller harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) in connection therewith. Seller hereby agrees that, in the event that any claim is made for commissions by any broker, agent, finder or any other person or entity, arising by, through or on account of any act of Seller or Seller's representatives, Seller shall indemnify and hold Buyer harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) in connection therewith.

Section 10.4. Assignment; Recording. Buyer shall neither assign nor otherwise transfer its rights nor delegate its obligations under this Contract or any of the direct or indirect ownership interests in Buyer, without obtaining Seller's prior written consent, and any purported assignment or transfer made without such consent shall be void.

Buyer shall not record this Contract or a memorandum thereof and any attempt to record the same shall be a material default by Buyer hereunder and thereupon, at the option of Seller, this Contract shall be deemed cancelled and Seller shall have any and all remedies for a default by Buyer as provided herein or by law.

Section 10.5. Final Agreement. This Contract contains the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Contract are not a part of this Contract and the understanding of the parties hereof.

Section 10.6. Amendment. This Contract may be amended or altered only in writing signed by the party to be bound by the change or alteration.

Section 10.7. Acceptance of the Deeds. The acceptance of the Deeds to the Property by Buyer shall be deemed an acknowledgment by Buyer that Seller has fully complied with all of its obligations hereunder, that Seller is discharged therefrom, and that Seller shall have no further

obligation or liability with respect to any of the agreements made by Seller in this Contract, except for those provisions which expressly provide that any obligation of Seller shall survive the Closing.

Section 10.8. Choice of Law; Venue. The laws of the State of New York shall strictly govern the rights and obligations of the parties to this Contract, and the interpretation, construction and enforceability thereof and any and all issues relating to the transactions contemplated herein.

Section 10.9. Number, Gender, And Captions. As used herein, the singular shall include the plural and the plural may refer to the singular only. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this Contract.

Section 10.10. Partial Invalidity. If any term, covenant or condition of this Contract or its application to any person or circumstances shall be held by a court of competent jurisdiction to by invalid or unenforceable, the remainder of this Contract, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each term shall be valid and enforceable to the fullest extent permitted by law.

Section 10.11. Dates. If any date upon which action is required under this Contract shall be a Saturday, Sunday, or legal holiday, the date for such action shall be extended to the first regular Business Day. As used herein, **"Business Day"** shall mean any day other than Saturday, Sunday, New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas or any day observed by both the federal and the New York state government as a legal holiday.

Section 10.12. Counterparts, Facsimile Signatures. This Contract may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single original of this Contract. Facsimile and electronic signatures shall be deemed to be original signatures and shall be binding upon the parties.

Section 10.13. Jury Waiver. BUYER AND SELLER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BUYER AND SELLER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. SELLER OR BUYER, AS APPLICABLE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BUYER OR SELLER, AS APPLICABLE. THE PROVISIONS OF THIS SECTION 10.13 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

Section 10.14. Legal Actions; Jurisdiction; Venue. (a) If any action is brought by either party against the other in connection with or arising out of this Contract or any of the documents and

instruments delivered in connection herewith or in connection with the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred in connection with the prosecution or defense of such action.

(b) Any legal action or proceeding with respect to this Contract shall be brought in a Federal or state court of competent jurisdiction sitting in the County of Ulster, State of New York (including the appellate courts thereof) (collectively the "New York Courts") and by execution and delivery of this Contract, each party to this Contract hereby accepts, generally and unconditionally, the jurisdiction of the New York Courts. Each party to this Contract hereby expressly and irrevocably submits the person of such party to this Contract to the personal jurisdiction of the New York Courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Contract and agrees to service of process by notice provided in accordance with Section 10.2 of this Contract.

(c) To the extent permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Contract or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of such party to this Contract in the New York Courts. To the fullest extent permitted under applicable law, each party to this Contract irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection which may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in New York Courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, any claim that it is not personally subject to the jurisdiction of any of the New York Courts or that this Contract or the subject matter hereof may not be enforced in or by the New York Courts.

Section 10.15. Not an Offer. This Contract is not an offer by either party, and it shall not have any binding effect unless and until Buyer and Seller shall have both executed same and fully executed copies thereof have been delivered to Seller and Buyer, or their respective attorneys.

Section 10.16. Further Assurances. The parties hereto agree that at any time or from time to time after the Closing to execute, acknowledge as appropriate and/or deliver such further instruments and other documents (and to bear its own costs and expenses incidental thereto) and to take such other actions as the other party may reasonably request in order to carry out the intent and purpose of this Contract.

ARTICLE 11—AS IS SALE

EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER SET FORTH HEREIN AND IN ANY DOCUMENTS EXECUTED AND DELIVERED BY SELLER IN CONNECTION WITH THIS AGREEMENT, (COLLECTIVELY, "ANCILLARY DOCUMENTS"), BUYER ACKNOWLEDGES AND AGREES THAT IT WILL BE PURCHASING THE PROPERTY BASED SOLELY UPON ITS INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, AND THAT BUYER WILL BE PURCHASING THE PROPERTY "AS IS" AND "WITH ALL FAULTS", BASED UPON THE CONDITION OF THE PROPERTY AS OF THE DATE OF THIS AGREEMENT,

ORDINARY WEAR AND TEAR AND LOSS BY FIRE OR OTHER CASUALTY OR CONDEMNATION EXCEPTED (SUBJECT TO ARTICLE 8) AND THAT SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. WITHOUT LIMITING THE FOREGOING, BUYER ACKNOWLEDGES THAT, EXCEPT AS MAY OTHERWISE BE SPECIFICALLY SET FORTH ELSEWHERE IN THIS AGREEMENT OR ANY ANCILLARY DOCUMENT, NEITHER SELLER NOR ITS CONSULTANTS, BROKERS OR AGENTS HAS MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND UPON WHICH BUYER IS RELYING AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING BUT NOT LIMITED TO: (I) THE CONDITION OF THE LAND OR ANY IMPROVEMENTS COMPRISING THE PROPERTY; (II) THE EXISTENCE OR NON-EXISTENCE OF ANY POLLUTANT, TOXIC WASTE AND/OR ANY HAZARDOUS MATERIALS OR SUBSTANCES; (III) ECONOMIC PROJECTIONS OR MARKET STUDIES CONCERNING THE PROPERTY, OR THE INCOME TO BE DERIVED FROM THE PROPERTY; (IV) ANY DEVELOPMENT RIGHTS, TAXES, BONDS, COVENANTS, CONDITIONS AND RESTRICTIONS AFFECTING THE PROPERTY; (V) THE NATURE AND EXTENT OF ANY RIGHT OF WAY, LEASE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION OR OTHER TITLE MATTER; (VI) WATER OR WATER RIGHTS, TOPOGRAPHY, GEOLOGY, DRAINAGE, SOIL OR SUBSOIL OF THE PROPERTY; (VII) THE UTILITIES SERVING THE PROPERTY; (VIII) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON; OR (IX) THE COMPLIANCE OF THE PROPERTY WITH ANY ZONING, ENVIRONMENTAL, BUILDING OR OTHER LAWS, RULES OR REGULATIONS AFFECTING THE PROPERTY. SELLER MAKES NO REPRESENTATION OR WARRANTY THAT THE PROPERTY COMPLIES WITH THE AMERICANS WITH DISABILITIES ACT OR ANY FIRE CODE OR BUILDING CODE, EXCEPT WITH RESPECT TO REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT OR IN ANY ANCILLARY DOCUMENT. BUYER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY IN CONNECTION WITH ANY CLAIMS THAT BUYER MAY HAVE AGAINST SELLER, AND BUYER HEREBY AGREES NOT TO ASSERT ANY CLAIMS FOR CONTRIBUTION, COST RECOVERY OR OTHERWISE, AGAINST SELLER RELATING DIRECTLY OR INDIRECTLY TO THE EXISTENCE OF ASBESTOS OR HAZARDOUS MATERIALS OR SUBSTANCES ON, OR ENVIRONMENTAL CONDITIONS OF, THE PROPERTY, WHETHER KNOWN OR UNKNOWN. As used herein, the terms "Hazardous Substances" and "Hazardous Materials or Substances" mean (i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. §2601 et seq.; The Hazardous Materials Transportation Act, 49 U.S.C. §1802; the Resource Conservation and Recovery Act, 42 U.S.C. §9601. et seq.; the Clean Water Act, 33 U.S.C. §1251; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or

ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively, "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and (E) asbestos. Buyer acknowledges that having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller, except for any representations and warranties made in this Contract or in any Ancillary Document. Buyer further acknowledges that the information provided and to be provided with respect to the Property was obtained from a variety of sources, and that Seller (x) has not made any independent investigation or verification of such information and (y) makes no representations as to the accuracy or completeness of such information, except as provided herein or in any Ancillary Document. The provisions of this Article 11 shall survive the Closing.

No Further Text – Signature Page Follows

IN WITNESS WHEREOF, Seller and Buyer have duly executed this Contract as of the date first set forth above.

Seller: 15 JOYS LANE, LLC

By: CMIC Properties, Inc., Member

By: ____________________
Name: THOMAS G. SECCIA, JR
Title: SECRETARY

Buyer: THE COUNTY OF ULSTER

By: ____________________
Name: Peter Criswell
Title: Chair of the Ulster County Legislature

AGREED AS TO SECTION 2.4

Escrow Agent: BOND, SCHOENECK & KING, PLLC

By: ____________________
Name: Marcia L. Finkelstein
Title: Member

EXHIBIT A

LEGAL DESCRIPTION

9 JOYS LANE

All that piece or parcel of land situate in the City of Kingston, County of Ulster and State of New York, being more particularly bounded and described as follows:

Beginning at a set steel rod on the Northwesterly street line of Joys, Lane, said steel rod being the Northeasterly corner of lands of John D'Annunzio, said steel rod being North 26°-36'-28" East, 71.70 feet from a found stone monument on the Northerly street line of Lucas Avenue; thence North 79°-44'-38" West, along the Northerly bounds of D'Annunizo, 84.73 feet to a point on the Easterly bounds of lands of Barret Alley; thence North 0°-54'-45" West, along the last mentioned bounds, 50.00 feet to a point on the bounds of lands of 15 Joys Lane, LLC (liber 3532, page 11.8), said point being South 47°-10'-55" West, 0.69 feet from a found steel rod; thence along the last mentioned bounds, North 26°-43'-15" East, 33.00 feet to a point and South 69°-00'-34" East, 104.85 feet to a point on the aforementioned Northwesterly street line of Joys Lane, said point being South 82°-50'-41" West, 0.60 feet from a found railroad spike; thence South 26°-36'-23" West, along said street line of Joys Lane, 63.75 feet to the point of beginning.

Being 7,127.7 square feet or 0.164 acre more or less.

All bearings are magnetic of August 2017 as surveyed by Michael C. Vetere, PLS

The above described premises being more particularly shown on a "Map of Survey Prepared for 15 Joys Lane, LLC", as filed in the Ulster County Clerk's office on September 19, 2017 as map no. 17-171

EXHIBIT A (continued)

LEGAL DESCRIPTION

15 JOYS LANE

All that piece or parcel of land situate in the City of Kingston, County of Ulster and State of New York, being more particularly bounded and described as follows:

Beginning at a point on the Northwesterly street line of Joys Lane, said point being the Northeasterly corner of lands of 15 Joys Lane, LLC (liber 5477, page 221), said point being North 26°-36'-28" East, 135.45 feet from a found stone monument on the Northerly street line of Lucas Avenue, said point also being South 82°-50'-41" West, 0.60 feet from a found rail road spike; thence along the bounds of 15 Joys Lane, LLC, North 69°-00'-34" West, 104.85 feet to a point and South 26°-43'-15" West, 33.00 feet to a point, said point being the Northeasterly corner of lands of Barret Alley, said point being South 47°-10'-55" West, 0.69 feet from a found steel rod; thence South 89°-05'-15" West, along the Northerly bounds of lands of Alley, Albertini, Pappas, Becker, Rodden and Adams, being lots 2 thru 7 as found on filed map no. 575, 300.00,feet to a set steel rod on the Easterly bounds of lands of Donald Bluth (liber 1471, page 1121); thence North 0°-54'-45" West, along the last mentioned bounds, 130.20 feet to a found disturbed steel rod (reset) on the Southerly bounds of lands of the City of Kingston (Forsyth Park) (liber 452, page 526); thence along the last mentioned bounds, and the bounds of lands of City of Kingston & Board of Education, Kingston City School District (liber 1967, page 20), North 89°-08'-01" East, 191.96 feet to a set steel rod and North 26°-43'-01" East, 136.39 feet to a found railroad spike, said railroad spike being the Southwesterly corner of lands of City of Kingston (liber 605, page 92); thence South 63°-17'-59" East, along the Southwesterly bounds of City of Kingston, 260.05 feet to a set steel rod on the aforementioned Northwesterly street line of Joys Lane; thence South 26°-36'-23" West, along said street line, 158.12 feet to the point of beginning.

Being 1.731 acres more or less.

All bearings are magnetic of August 2017 as surveyed by Michael C. Vetere, PLS

The above described premises being more particularly shown on a "Map of Survey Prepared for 15 Joys Lane, LLC", as filed in the Ulster County Clerk's office on September 19, 2017 as map no. 17-171 .

EXHIBIT B

LIST OF PERSONAL PROPERTY EXCLUSIONS

- 25 office chairs (presently in a storage room)
- 4 pieces of mailroom equipment (letter opener, letter folder, envelope stuffer, and postage machine)
- 3 leased Canon copiers (note however, one large Xerox printer will remain at the Property)

EXHIBIT C

Permitted Encumbrances

(i) All presently existing and future liens for unpaid real estate taxes and water and sewer charges which are a lien but not due and payable as of the date of the Closing, subject to adjustment as provided in Article 6.

(ii) All present and future zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations of all governmental authorities having jurisdiction with respect to the Property, including, without limitation, landmark designations and all zoning variances and special exceptions, if any (collectively, "**Laws and Regulations**").

(iii) All agreements for the erection and/or maintenance of water, gas, steam, electric, telephone, sewer or other utility pipelines, poles, wires, conduits or other like facilities, and appurtenances thereto, over, across and under the Property.

(iv) The existing state of facts shown on the survey entitled "Map of Survey prepared for 15 Joys Lane, LLC", last dated October 27, 2017, prepared by Michael E. Vetere, Jr., LS, PLLC (the "Survey"), and any further state of facts which an updated, accurate survey of the Property would disclose, provided said updated state of facts do not prevent the current use of the Property or render title uninsurable.

(v) Intentionally Omitted.

(vi) All violations of building, fire, sanitary, environmental, housing and similar Laws and Regulations whether or not noted or issued at the date hereof or at the date of the Closing (collectively, "**Violations**") (provided that Seller shall pay at Closing all fines and penalties associated with Violations which exist as of Closing).

(vii) Consents by Seller or any former owner of the Property for the erection of any structure or structures on, under or above any street or streets on which the Property may abut.

(viii) Possible encroachments and/or projections of stoop areas, roof cornices, window trims, vent pipes, cellar doors, steps, columns and column bases, flue pipes, signs, piers, lintels, window sills, fire escapes, satellite dishes, protective netting, sidewalk sheds, ledges, fences, coping walls (including retaining walls and yard walls), air conditioning units and the like, if any, on under or above any street or highway, the Property or any adjoining property.

(ix) Standard conditions and exceptions contained in the New York Owner's Title Policy.

(x) Any financing statements, chattel mortgages, encumbrances or mechanic's or other liens entered into by, or arising from, any financing statements filed on a day

more than five (5) years prior to the Closing and any financing statements, chattel mortgages, encumbrances or mechanics' liens filed against property no longer on the Property, provided that the Title Company shall omit the same as an exception to the Title Commitment.

(xi) Variations between tax lot lines and lines of record title.

(xii) Any other matter which the Title Company may raise as an exception to title, provided the Title Company will insure against collection or enforcement of same out of the Property and/or that no prohibition of present use or maintenance of the Property will result therefrom, as may be applicable.

(xiii) Any lien or other encumbrance caused by Buyer or any of its agents.

(xiv) All covenants, restrictions, reservations and easements of record as of the date hereof, provided same are not violated by the current configuration of the Land or the Improvements.

EXHIBIT D

Bill Of Sale

KNOW ALL PERSONS BY THESE PRESENTS, that 15 JOYS LANE, LLC, a New York limited liability company ("Seller"), for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by THE COUNTY OF ULSTER ("Buyer"), has bargained and sold and by these presents does grant and convey unto Buyer, its successors and assigns, forever, all of Seller's right, title and interest in and to the tangible personal property (other than the excluded property as listed in that certain Contract of Sale dated as of _________, 2025 by and between Seller and Buyer) owned by Seller and attached to and used in the operation of that certain property located at 9 and 15 Joys Lane, Kingston NY, except as set forth in such Contract of Sale.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of

____________________.

15 JOYS LANE, LLC

By: CMIC Properties, Inc., Member

By: ____________________________
Name:
Title:

EXHIBIT E

FIRPTA Affidavit

Certification Of Non-Foreign Status

Dated: _____________, 2025

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of the U.S. real property interest, I hereby certify the following:

1. I am the managing member of 15 JOYS LANE, LLC (the "transferor"), which is not a nonresident alien for purposes of U.S. income taxation.

2. The taxpayer identification number of the transferor is: _________________

3. The principal place of business of the transferor is _____________________________.

I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

15 JOYS LANE, LLC

By: CMIC Properties, Inc., Member

By: ___________________________
Name:
Title: